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                                                                    EXHIBIT 11.1

             WEST MARINE, INC.
       STATEMENT RE: COMPUTATION OF
           NET INCOME PER SHARE

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

                                                       13 Weeks         13 Weeks        39 Weeks          39 Weeks
                                                         Ended            Ended           Ended             Ended
(in thousands except income per share amounts)       September 28,    September 30,    September 28,    September 30,
                                                         1996             1995            1996              1995
                                                     ------------     ------------     ------------     ------------
PRIMARY
-------
Net income                                               $ 3,116          $ 2,714          $11,025          $ 7,990

Weighted average common shares outstanding                16,356           14,898           15,476           13,764

Common equivalent shares:
     Stock options                                         1,273              738            1,210              674
                                                     ------------     ------------     ------------     ------------

Weighted average common and
 common equivalent shares                                 17,629           15,636           16,686           14,438
                                                     ============     ============     ============     ============

Net income per common and common equivalent share        $  0.18          $  0.17          $  0.66          $  0.55
                                                     ============     ============     ============     ============


FULLY DILUTED
-------------

Net income                                               $ 3,116          $ 2,714          $11,025          $ 7,990

Weighted average shares outstanding                       16,356           14,898           15,476           13,764

Common equivalent shares:
     Stock options                                         1,273              784            1,275              784
                                                     ------------     ------------     ------------     ------------

Weighted average common and
 common equivalent shares                                 17,629           15,682           16,751           14,548
                                                     ============     ============     ============     ============

Net income per common and common equivalent share        $  0.18          $  0.17          $  0.66          $  0.55
                                                     ============     ============     ============     ============

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